Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in XL Group plc’s Annual Report on Form 10-K for the year ended December 31, 2010.

PricewaterhouseCoopers LLP
New York, New York

May 9, 2011

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017
T: +1 (646) 471 3000, F: +1 (813) 286 6000, www.pwc.com